Exhibit 99.1

Montpelier Re Announces 11% Increase to Regular Quarterly Dividend

HAMILTON, Bermuda — (BUSINESS WIRE) — Montpelier Re Holdings Ltd. (NYSE: MRH); (the “Company” or “Montpelier Re”) today announced that its Board of Directors has agreed to increase the regular quarterly dividend payable on the Company’s issued common shares by 11%.  The Board has declared a quarterly dividend of $0.10 per common share, payable on January 14, 2011, to all shareholders of record as of December 31, 2010.

The Board of Directors of the Company currently intends to maintain the regular dividend at the increased level in future periods, and will consider further adjustments in dividend policy periodically. Any future determination to pay dividends or distributions to shareholders will remain at the discretion of the Board and will be dependent upon many factors, including the Company’s results of operations, cash flows, financial position, capital requirements, general business opportunities, legal, tax, regulatory and contractual restrictions.

Montpelier Re, through its operating subsidiaries, is a premier provider of global property and casualty reinsurance and insurance products. Additional information can be found in the Company’s public filings with the Securities and Exchange Commission.

This press release may contain “forward-looking” statements within the meaning of the United States federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. All forward-looking statements are based upon current plans, estimates and projections. Actual results could differ materially from those projected in any forward-looking statements, as a result of certain risk factors disclosed previously, and from time to time, in the Company’s filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Montpelier Re Holdings Ltd.

Contact:

Montpelier Re Holdings Ltd.

Investors:

William Pollett, Treasurer & SVP, 441-299-7576

or

Media:

Jeannine Menzies, Corporate Affairs Manager, 441-299-7570